                                                                     Exhibit 12.


               GREEN TREE FINANCIAL CORPORATION AND SUBSIDIARIES
               -------------------------------------------------

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
               -------------------------------------------------



                                         Nine months
                                            ended
                                     September 30, 1995
                                     -------------------
                                         (unaudited)

  Earnings:
     Earnings before income taxes          $297,545,000

  Fixed charges:
     Interest                                41,284,000
     One-third rent                           1,447,000
                                           ------------
                                             42,731,000
                                           ------------
                                           $340,276,000
                                           ============

  Fixed charges:
     Interest                                41,284,000
     One-third rent                           1,447,000
                                           ------------
                                           $ 42,731,000
                                           ============


  Ratio of earnings to fixed charges (1)        7.96
                                                ====


  (1) For purposes of computing the ratio, earnings consist of earnings before income taxes plus fixed charges.

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